Exhibit 3.4

THE LUXURIOUS TRAVEL CORP.

(a Florida corporation)

BYLAWS

ARTICLE I

OFFICES

Section 1.1 Registered Office. The Corporation shall have its registered office in the State of Florida.

Section 1.2 Additional Offices. The Corporation may also have offices, including its principal office, at such other places, both within and without the State of Florida, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Time and Place. Meetings of stockholders may be held at such time and place, within or without the State of Florida, as the Board of Directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 Annual Meeting. Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.3 Notice of Annual Meeting. Written notice of the annual meeting, stating the place (if any), date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days prior to the meeting, except as otherwise required by statute. If mailed, such notice shall be deemed to have been given when deposited in the U.S. mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 2.4 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, if any, or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.5 Notice of Special Meeting. Written notice of a special meeting, stating the place (if any), date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days prior to the meeting, except as required by statute.

Section 2.6 List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.

Section 2.7 Presiding Officer; Business to be Transacted at Special Meetings.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or, if he is not present (or, if there is none), by the President, or, if he is not present, by a Vice President, or, if he is not present (or, if there is none), by such person who may have been chosen by the Board of Directors, or, if none of such persons is present, by a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if he is not present, an Assistant Secretary, or, if he is not present (or, if there is none), such person as may be chosen by the Board of Directors, shall act as secretary of meetings of stockholders, or, if none of such persons is present, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

(b) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.8 Quorum; Adjournments. The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place (if any) thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken, until a quorum shall be present or represented. Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting, if the time and place thereof are announced at the meeting at which the adjournment is taken, until a date which is not more than 30 days after the date of the original meeting. At any such adjourned meeting, at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 2.9 Voting.

(a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted or acted upon after three (3) years form its date, unless the proxy provides for a longer period. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in such stockholder’s name on the books of the Corporation.

(b) All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by the affirmative vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

Section 2.10 Action by Consent. Any action required or permitted by law or the Certificate of Incorporation to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting and delivered to the Corporation in the manner prescribed by the Florida Business Corporations Act for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within sixty days of the delivery of the earliest-dated consent (or such lesser period as required by statute). A telegram, cablegram or other electronic transmission consenting to such action and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written,, signed and dated for the purposes of this Section 2.10, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (1) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is delivered to the Corporation in accordance with the Florida Business Corporations Act. Written notice of the action taken shall be given in accordance with the Florida Business Corporations Act to all stockholders who do not participate in taking the action who would have been entitled to notice is such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE III

DIRECTORS

Section 3.1 General Powers; Number; Tenure. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts and things which are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or performed by the stockholders. Within the limits specified in this Section 3.1, the number of directors shall be determined by the Board of Directors from time to time, except that if no such determination is made, the number of directors shall be one (1), but may never be less than the number otherwise permitted by law. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2 of this Article, and each director elected shall hold office until his successor is elected and shall qualify. Directors need not be stockholders.

Section 3.2 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office who were elected by holders of the same class of stock as the director(s) so resigning, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal..

Section 3.3 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Florida.

Section 3.4 Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

Section 3.5 Regular Meetings. Regular meetings of the Board of Directors may be held without notice, at such time and place as may from time to time be determined by the Board of Directors.

Section 3.6 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by two or more directors on at least two days’ notice to each director, if such notice is delivered personally or by telephone, facsimile, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), or on at least five days’ notice if sent by mail (effective upon the deposit of such notice in the mail. Any such notice need not state the purpose or purposes of such meeting except as provided in ARTICLE XII.

Section 3.7 Quorum; Adjournments. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8 Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors’ meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

Section 3.9 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by a consent thereto in writing or by electronic transmission, if all members of the Board of Directors consent thereto in writing or participate in the electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors.

Section 3.10 Meetings by Telephone or Similar Communications. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person by such director at such meeting.

Section 3.11 Waiver of Notice of Meeting. A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, or made by electronic transmission by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE IV

COMMITTEES

Section 4.1 Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified form voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of the absent or disqualified member.

Section 4.2 Powers. To the extent provided in the resolution of the Board appointing the committee and subject to any restrictions imposed by statute, any such committee shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation

Section 4.3 Procedure; Meetings. Each committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the committee shall provide. Each committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors.

Section 4.4 Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members of the committee shall be required for any action of such committee except as may otherwise be specifically provided by statute or the Certificate of Incorporation; provided , however , that when a committee of one member is authorized under the provisions of Section 4.1 of this Article, such one member shall constitute a quorum. If a quorum is not present at any committee meeting, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.5 Vacancies; Changes; Discharge. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

Section 4.6 Compensation. Members of any committee shall be entitled to such compensation for their services as members of any such committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

Section 4.7 Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

Section 4.8 Meetings by Telephone or Similar Communications. The members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other and participation in such meeting shall constitute presence in person at such meeting.

ARTICLE V

NOTICES

Section 5.1 Form; Delivery. Whenever, under the provisions of law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, addressed to such director or stockholder, at such party’s address as it appears on the records of the Corporation, with postage thereon prepaid. Such notices shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director may also be given personally, express courier or by telegram sent to his address as it appears on the records of the Corporation or by facsimile.

Section 5.2 Waiver. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person, or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors or a committee without protesting at the commencement of the meeting such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

ARTICLE VI

OFFICERS

Section 6.1 Required Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, Treasurer and Secretary. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 6.2 Other Officers; Term of Office; Removal. The Board of Directors at its annual meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary or appropriate. All officers of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. Each officer of the Corporation shall hold office until his successor is chosen and shall qualify or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled in the manner prescribed by the Board of Directors.

Section 6.3 Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 6.4 The Chairman of the Board. The Chairman of the Board, if any, shall be subject to the direction of the Board of Directors and perform such functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of the Board of Directors.

Section 6.5 The President.

(a) The President, unless there is a Chief Executive Officer, shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition to and not in limitation of the foregoing, the President shall be empowered to authorize any change of the registered office or registered agent (or both) of the Corporation in the State of Florida.

(b) Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 6.6 The Vice Presidents. The Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 6.7 The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committee of the Board of Directors, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

Section 6.8 The Assistant Secretary. The Assistant Secretary, if any (or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 6.9 The Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 6.10 The Assistant Treasurer. The Assistant Treasurer, if any (or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of his disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 6.11 The Chief Financial Officer. The Chief Financial Officer, if any, shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the Chief Operating Officer and the Board of Directors, at meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.

Section 6.12 The Chief Operating Officer. Except as otherwise determined by the Board of Directors, the Chief Operating Officer, if any, shall have general charge of such day-to-day operations of the business as shall be assigned to him by the Chief Executive Officer. The Chief Operating Officer shall, in the absence of the Chief Executive Officer or in the event of his disability, perform the duties and exercise the powers of the Chief Executive Officer.

Section 6.13 The Chief Executive Officer.

(a) The Chief Executive Officer, if any, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of Chief Executive Officer and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall, if present, preside at all meetings of stockholders and of the Board of Directors. In addition to and not in limitation of the foregoing, the Chief Executive Officer shall be empowered to authorize any change of the registered office or registered agent (or both) of the Corporation in the State of Florida.

(b) Unless otherwise prescribed by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders or other corporations in which the Corporation may hold securities. At such meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 6.14 Fidelity Bonds. The Corporation may secure fidelity of any or all of its officers or agents by bond or otherwise.

ARTICLE VII

BOARD OF ADVISORS

The Board of Directors, in its discretion, may authorize the formation of an independent Board of Advisors. Any such Board of Advisors may make recommendations concerning the business or policy of the corporation to the Board of Directors in a strictly advisory capacity. Any such Board of Advisors shall have no rights, powers or authority to issue final decisions in matters concerning the business of the corporation. The number and composition of the Board of Advisors shall be determined exclusively by the Board of Directors. The Advisors, if any, shall be appointed by the Board of Directors and shall hold their positions at the pleasure of the Board of Directors.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Reference is made to the Florida Business Corporations Act. Particular reference is made to the class of persons (hereinafter called “Indemnitees”) who may be indemnified by a Florida corporation pursuant to the applicable provisions, namely, any person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall (and is hereby obligated to) indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood, that, before making such indemnification with respect to any situation covered under this sentence, the Corporation shall promptly make or cause to be made a determination as to whether each Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee’s conduct was unlawful. No such indemnification shall be made (where not required by statute) unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee’s conduct was unlawful.

ARTICLE IX

AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS

Section 9.1 Affiliated Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:

(a) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Section 9.2 Determining Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

ARTICLE X

STOCK CERTIFICATES

Section 10.1 Form; Signatures.

(a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chairman of the Board of Directors or the President, and the Treasurer (or an Assistant Treasurer) or the Secretary (or an Assistant Secretary) of the Corporation, representing the number and class (and series, if any) of shares owned by such stockholder. Any or all of such signatures may be facsimile. A certificate may be manually signed by a transfer agent or registrar other than the Corporation or its employee but may be a facsimile. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

(b) All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon such notation to such effect as may be determined by the Board of Directors.

Section 10.2 Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

Section 10.3 Registered Stockholders.

(a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

(b) If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), such stockholder shall have the duty to notify the Corporation (or the transfer agent or registrar, if any) in writing, of such desire. Such written notice shall specify the alternate name or address to be used.

Section 10.4 Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the next day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided , however , that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Florida Business Corporations Act, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Florida, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Florida Business Corporations Act, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 10.5 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1 Inspection of Books and Records. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s records as provided by the Florida Business Corporations Act and to make copies or extracts therefrom. A proper business purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

Section 11.2 Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of the Corporation’s capital stock.

Section 11.3 Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase, diminish or vary such fund or funds.

Section 11.4 Fiscal Year. The fiscal year of the Corporation shall be a calendar year unless otherwise determined by the Board of Directors.

Section 11.5 Seal. The corporate seal, if the directors shall adopt one, shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Florida”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced in any other manner.

Section 11.6 Checks, Drafts, Notes and Other Instruments. Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the Corporation may be signed by any officer or officers or person or persons authorized by the Board of Directors to sign the same.

Section 11.7 Voting of Securities. Except as the Board of Directors may otherwise designate, the President, any Vice President or the Treasurer shall have the authority to waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Corporation (with or without power of substitution) to vote or otherwise act at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by the Corporation, or to consent to any action.

Section 11.8 Electronic Transmission. Any vote, notice, consent or other action to be made by the Corporation or its officers, directors, agents or stockholders may be taken via an electronic transmission or other similar method of communication to the fullest extent permitted by the Florida General Corporation Act.

ARTICLE XII

AMENDMENTS

The Board of Directors shall have the power to make, amend, alter and repeal these Bylaws, and to adopt new bylaws, by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to make, amend, alter or repeal these Bylaws, or to adopt new bylaws, must be included in the notice of the meeting of the Board of Directors at which such action takes place.